PROMISSORY NOTE

AMOUNT: US$671,080	DATE: August 8, 2007

FOR VALUE RECEIVED the undersigned promises to pay to ETIFF HOLDINGS, LLC. (the "Holder"), or as the Holder may direct in writing, the principal sum of $671,080 (the “Principal Sum”) in lawful money of the United States of America payable at the address of the Holder at 144 Front Street West, Suite 700, Toronto, Ontario M5J 2L7 or at such other place as the Holder may designate in writing. The Principal Sum is to be payable on the following basis:

1.	US$70,000 on or before August 31, 2007;
2.	US$133,694 on or before September 31, 2007;
3.	US$233, 693 on or before February 1, 2008; and
4.	US$233, 693 on or before September 1, 2008.

The Holder shall have no recourse to enforce such payment except that the Holder may enforce against the 12,619,460 Shares of Racino Royale Inc. held by the Holder pursuant to the Share Pledge Agreement of the date hereto.

No interest shall be payable in respect of the Principal Sum hereunder and the undersigned shall have the right to prepay the whole or any part of the principal amount of this promissory note from time to time without notice, bonus or penalty.  Any and all monies payable hereunder shall be paid to the Holder or as it may otherwise direct.

Demand, presentment, protest and notice of non-payment are hereby waived by the undersigned.

Time shall be of the essence hereof.

This promissory note shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

This promissory note shall enure to the benefit of the Holder and the Holder's successor and assigns, and shall be binding on the undersigned and its successors and assigns.

IN WITNESS WHEREOF, the undersigned has duly executed this promissory note this 8th day of August, 2007.

FOUNDATION VENTURE LEASING INC.
Per:
Name: Title
I have the authority to bind the corporation.